UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 28, 2020

INSULET CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33462	04-3523891
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Nagog Park
Acton	Massachusetts	01720
(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code:	(978)	600-7000

Not Applicable (Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value Per Share	PODD	The NASDAQ Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 8.01	Other Events
Insulet Corporation (“Insulet” or the “Company”) today announced that it has settled its dispute with Ypsomed AG, its former exclusive European distributor, which was the subject of arbitration proceedings before the International Chamber of Commerce, Court of Arbitration in Switzerland. Following the expiration of its distribution agreement with Ypsomed, Insulet was required to pay a quarterly per-unit fee for Omnipod sales to certain customers of Ypsomed for a one-year period through June 30, 2019. To date, Insulet has already paid $5.1 million of this expiration fee, which was capitalized as a customer relationship intangible asset on the Company’s balance sheet. Pursuant to the terms of the settlement, Insulet has agreed to pay Ypsomed an additional one-time payment of $36.15 million, for a total expiration fee of $41.25 million. As disclosed in the Company’s quarterly filings with the SEC, Insulet estimated that the final aggregate expiration fee could be up to $55 million. There are no other financial benefits or future payments to be made by Insulet relating to the disposition of this matter.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

INSULET CORPORATION

December 28, 2020	By:	/s/ John W. Kapples
John W. Kapples
Senior Vice President, General Counsel and Secretary